As filed with the Securities and Exchange Commission on October 20, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HAMPTON ROADS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	6022	54-2053718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

999 Waterside Dr., Suite 200
Norfolk, Virginia 23510
(757) 217-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A.B. Davies, Jr. President and Chief Executive Officer
999 Waterside Drive
Suite 200
Norfolk, Virginia 23510
(757) 217-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William A. Old, Jr. Williams Mullen 999 Waterside Drive, Suite 1700 Norfolk, Virginia 23510 (757) 622-3366

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Security (3)	Proposed Maximum Aggregate Offering Price (3)(4)(5)	Amount of Registration Fee (3)
Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units (6)
Total	$100,000,000		$100,000,000	$5,580

(1)

Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 426(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(5)	Includes consideration received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(6)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 20, 2009

Prospectus

$100,000,000

HAMPTON ROADS BANKSHARES, INC.

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Units

We may offer and sell from time to time in one or more offerings any combination of the securities listed above. We may also issue any of the common stock, preferred stock, warrants, stock purchase contracts or units upon the conversion, exchange, or exercise of any of the securities listed above. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will offer the securities in amounts, at prices, and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms for securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

A discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus. You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the U.S. Securities and Exchange Commission and carefully consider that information before investing in our securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “HMPR.”

The aggregate market value of our outstanding common equity held by non-affiliates as of October 2, 2009 was approximately $44.2 million.  We have not issued any securities pursuant to Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is , 2009

TABLE OF CONTENTS

About this Prospectus	3
Where You Can Find More Information	3
Incorporation of Information that We File with the SEC	4
Forward-Looking and Cautionary Statements	5
The Company	6
Use of Proceeds	6
Risk Factors	6
Description of Outstanding Securities	7
Common Stock	7
Preferred Stock	8
TARP Warrant	15
Description of Securities We May Offer	17
Warrants	19
Stock Purchase Contracts	21
Units	22
Plan of Distribution	23
Legal Matters	24
Experts	25

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time that do not exceed $100,000,000 in the aggregate. We may also issue any of the common stock, preferred stock, warrants, stock purchase contracts, or units upon the conversion, exchange or exercise of any of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material containing specific information about the terms of the securities we are offering. That prospectus supplement, information incorporated by reference, or other offering material may include a discussion of any risk factors or other special considerations that apply to those securities or the specific plan of distribution. The prospectus supplement or information incorporated by reference may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. Before investing in our securities, you should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be found on the SEC Internet site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (the “SEC”). You may read and copy any of these filed documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Our Internet address is www.hamptonroadsbanksharesinc.com. The Company makes available on its website, free of charge, its periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after the Company files such material with, or furnishes such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

This prospectus is part of a Registration Statement on Form S-3 filed by us with the SEC and does not contain all of the information included in the Registration Statement. Whenever a reference is made in this prospectus or any prospectus supplement, if applicable, to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

(1)	the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2008, and Amendment Nos. 1 and 2 thereto;

(2)	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009;

(3)

the Registrant’s Current Reports on Form 8-K filed on January 5, 2009 (as amended on February 3, 2009), January 7, 2009, January 22, 2009, January 27, 2009, February 2, 2009, February 12, 2009, February 27, 2009, March 2, 2009, March 13, 2009 (as amended on that date), April 14, 2009, April 20, 2009 (2 of them), May 1, 2009, May 4, 2009, May 5, 2009, May 8, 2009, May 13, 2009, May 22, 2009, June 10, 2009, June 24, 2009, June 29, 2009 (two (2) separate Current Reports on Form 8-K were filed on this date), July 14, 2009, July 20, 2009, July 30, 2009, July 31, 2009, August 3, 2009, August 17, 2009, August 19, 2009, August 25, 2009 and September 24, 2009 (other than the portions of those documents furnished or otherwise not deemed to be filed); and

(4)

the description of the Registrant’s common stock contained in the second through seventh paragraphs on page 85 of the Registrant’s Amendment No. 1 to the Form S-4 (File No. 333-154959) filed on November 14, 2008, and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all documents to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the initial filing of the registration statement that contains this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to Hampton Roads Bankshares, Inc., Attn: John A.B. Davies, Jr., President and Chief Executive Officer, 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

You should rely only upon the information provided in this document, or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

We make certain forward-looking statements in this prospectus and any accompanying prospectus supplements and the documents incorporated by reference in this prospectus and any accompanying prospectus supplements that are subject to risks and uncertainties. These forward-looking statements include statements regarding our profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy, and financial and other goals. The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements.

These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by risk factors including:

•	We may continue to incur significant losses in the future and we can make no assurances as to when we will be profitable;
•	Our estimate for losses in our loan portfolio may be inadequate;
•	We have had and may continue to have difficulties managing our problem loans and our loan administration;
•

We did not undergo a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; our self-administered stress test differed from the Supervisory Capital Assessment Program and the results of our test may be inaccurate;

•	We have recently had a significant turnover in our senior management team;
•	Governmental regulation and regulatory actions against us may impair our operations or restrict our growth;
•	If the value of real estate in our core market areas were to decline materially, a significant portion of our loan portfolio could become under-collateralized;
•	Our construction and land development, commercial real estate, and equity line lending may expose us to a greater risk of loss and hurt our earnings and profitability;
•	Our lending on vacant land may expose us to a greater risk of loss and may have an adverse effect on operations;
•	Difficult market conditions have adversely affected our industry;
•	A significant part of Gateway’s loan portfolio is unseasoned;
•

Our ability to maintain adequate sources of funding may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain adequate sources of liquidity may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•

Our ability to maintain required capital levels may be negatively impacted by the current economic environment which may, among other things, impact our ability to pay dividends or satisfy our obligations;

•	We may incur additional losses if we are unable to successfully manage interest rate risk;
•	Certain built-in losses could be limited if we experience an ownership change as defined in the Internal Revenue Code.
•	We may not be able to successfully maintain our capital;
•	We may fail to realize the potential benefits of the mergers with Shore and Gateway;
•	The decline in the fair market value of various investment securities available-for-sale could result in future impairment losses;
•	A substantial decline in the value of our common stock investments including our Federal Home Loan Bank common stock may result in an other than temporary impairment charge;
•	Our future success is dependent on our ability to compete effectively in the highly competitive banking industry;
•	Our operations and customers might be affected by the occurrence of a natural disaster or other catastrophic event in our market area;
•	We face a variety of threats from technology based frauds and scams;

•

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock; and

•	Our directors and officers have significant voting power.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

THE COMPANY

Unless the context otherwise requires, the terms “we,” “us,” or “our” refer to Hampton Roads Bankshares, Inc. and its consolidated subsidiaries on a combined basis.

Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), was incorporated under the laws of the Commonwealth of Virginia on February 28, 2001, primarily to serve as a holding company for the Bank of Hampton Roads. On July 1, 2001, all Bank of Hampton Roads common stock, par value $0.625 per share, converted into the common stock of Hampton Roads Bankshares, Inc., par value $0.625 per share, on a share for share exchange basis, making the Bank of Hampton Roads a wholly-owned subsidiary of the Company. In January 2004, we formed Hampton Roads Investments, Inc. (“HR Investments”), a wholly-owned subsidiary of the Company, to provide securities, brokerage and investment advisory services.

On June 1, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 8, 2008, by and between the Company and Shore Financial Corporation, the Company acquired all of the outstanding shares of Shore Financial Corporation (“Shore”). Shore Bank and its subsidiary, Shore Investments Inc., formerly wholly-owned subsidiaries of Shore, became wholly-owned subsidiaries of the Company.

On December 31, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 2008, by and between the Company and Gateway Financial Holdings, Inc. (“Gateway”), the Company acquired all of the outstanding shares of Gateway. Gateway Bank & Trust Co. (“Gateway Bank”) and its subsidiaries, Gateway Insurance Services, Inc., Gateway Investment Services, Inc., Gateway Bank Mortgage, Inc. and Gateway Title Agency, Inc., formerly wholly-owned subsidiaries of Gateway, became wholly-owned subsidiaries of the Company.

Subsequently, on May 8, 2009, Gateway Bank merged with and into The Bank of Hampton Roads, a wholly-owned subsidiary of the Company (the “Bank”), with the Bank being the surviving entity. At that time, the subsidiaries of Gateway Bank became subsidiaries of the Bank.

Our principal executive office is located at 999 Waterside Drive, Suite 200, Norfolk, VA 23510 and our telephone number is (757) 217-1000. Our common stock trades on the NASDAQ Global Select Market under the symbol “HMPR.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the offered securities as set forth in the applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

DESCRIPTION OF OUTSTANDING SECURITIES

The following description is a summary of the material provisions of our outstanding securities derived from our Articles of Incorporation, as amended, and Bylaws, as amended. Copies of the Articles of Incorporation, as amended, and Bylaws, as amended, have been filed with the Securities and Exchange Commission and are incorporated into this prospectus.

General

Our authorized capital stock currently consists of 70,000,000 shares of common stock, $0.625 par value per share, and 1,000,000 shares of undesignated preferred stock, no par value per share. As of September 30, 2009, there were 21,868,925 shares of common stock outstanding, 23,266 shares of Series A Preferred Stock, which is non-convertible, non-cumulative and perpetual (“Series A Preferred Stock”), outstanding, 37,550 shares of Series B Preferred Stock, which is non-convertible, non-cumulative and perpetual (“Series B Preferred Stock”), outstanding and 80,347 shares of Series C Preferred Stock outstanding.

As a result of organic growth and two recent acquisitions, as of June 30, 2009, we had total consolidated assets of approximately $3.1 billion, total loans of $2.6 billion, total deposits of $2.3 billion, and consolidated shareholders’ equity of approximately $299 million.

Common Stock

Voting Rights

Each holder of shares of common stock is entitled to one vote per share held on any matter submitted to a vote of shareholders. There are no cumulative voting rights in the election of directors.

Dividends

Holders of shares of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. We are a corporation separate and distinct from The Bank of Hampton Roads and Shore Bank and the other subsidiaries. On July 30, 2009, our Board of Directors suspended cash dividends on our common shares indefinitely. Our ability to distribute cash dividends in the future may be limited by regulatory restrictions and the need to maintain sufficient consolidated capital. We pay quarterly dividends out of assets legally available for distribution.

No dividend will be declared or paid during any calendar year on the common stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or any other series of preferred stock, at least a pro rata portion of the stated annual dividend on such shares of preferred stock for that calendar year, at their respective rates, through the date on which the Company proposes to pay the cash dividend on the common stock. See “Preferred Stock” below.

No Preemptive or Conversion Rights

Holders of shares of our common stock do not have preemptive rights to purchase additional shares of our common stock, and have no conversion or redemption rights.

Calls and Assessments

All of the issued and outstanding shares of our common stock are non-assessable and non-callable.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities, including the payments on the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other outstanding series of preferred stock described below.

Preferred Stock

Summarized below are the material terms of our outstanding preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

Series A Preferred Stock

Designation

In connection with our merger with Gateway, the Company established the Series A Preferred Stock. There are currently 23,266 shares of the Company’s Series A Preferred Stock outstanding.

Dividends

The holders of shares of the Company’s Series A Preferred Stock are entitled to receive cash dividends at an annual rate of 8.75%, subject to declaration by the board of directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series A Preferred Stock are not cumulative on a year-to-year basis. Dividends are payable as they are declared by the Company’s board of directors at such time or times as it elects, and no holder of Series A Preferred Stock has any right to receive any dividend unless and until that dividend has been declared by the board of directors.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to be paid first out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share of Series A Preferred Stock, plus the amount of any dividend on such share which has been declared by the board of directors:

•	before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series A Preferred Stock;

•

subject to the liquidation rights of the Company’s Series B Preferred Stock and Series C Preferred Stock, which are designated on a parity with the Series A Preferred Stock with respect to liquidation preferences; and

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series A Preferred Stock with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series A Preferred Stock, holders of the Series A Preferred Stock will have no right or claim to any of the remaining available assets.

Voting

Shares of Series A Preferred Stock are non-voting shares, and holders of Series A Preferred Stock have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.

Redemption

The Company has the right and option to redeem all or a portion of the outstanding shares of Series A Preferred Stock at the rate of $1,000.00 for each share of Series A Preferred Stock.

Series B Preferred Stock

Designation

In connection with our merger with Gateway, the Company established the Series B Preferred Stock. There are currently 37,550 shares of the Company’s Series B Preferred Stock outstanding.

Dividends

The holders of shares of the Company’s Series B Preferred Stock are entitled to receive cash dividends at an annual rate of 12.0%, subject to declaration by the Board of Directors, at its sole discretion, from funds legally available for the payment of dividends. Dividends on the Series B Preferred Stock are not cumulative on a year-to-year basis. Dividends are payable as they are declared by the Company’s board of directors at such time or times as it elects, and no holder of Series B Preferred Stock has any right to receive any dividend unless and until that dividend has been declared by the board of directors.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock are entitled to be paid first out of the assets of the Company available for distribution to holders of capital stock of all classes (whether such assets are capital, surplus or earnings), an amount equal to $1,000.00 per share of Series B Preferred Stock, plus the amount of any dividend on such share which has been declared by the board of directors:

•	before any distribution or payment is made to any common shareholders or holders of any other class or series of capital stock of the Company designated to be junior to the Series B Preferred Stock;

•

subject to the liquidation rights of the Company’s Series A Preferred Stock and Series C Preferred Stock, which will be designated on a parity with the Series B Preferred Stock, with respect to liquidation preferences; and

•

subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on parity with, the Series B Preferred Stock with respect to liquidation preferences.

After payment in full of the liquidation preference to the holders of Series B Preferred Stock, holders of the Series B Preferred Stock will have no right or claim to any of the remaining available assets.

Voting

Shares of Series B Preferred Stock are non-voting shares, and holders of Series B Preferred Stock have no right to vote on matters submitted to a vote of the Company’s shareholders except to the extent such voting rights are required by applicable law.

Redemption

The Company has the right and option to redeem all or a portion of the outstanding shares of Series B Preferred Stock at the rate of $1,000.00 for each share of Series B Preferred Stock.

Series C Preferred Stock

Designation

In connection with the Letter Agreement dated December 31, 2008, and the related Securities Purchase Agreement — Standard Terms with the United States Department of the Treasury, the Company established the Series C Preferred Stock. There are currently 80,347 shares Company’s Series C Preferred Stock outstanding.

Dividends

Holders of shares of Series C Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000.00 per share of Series C Preferred Stock with respect to each dividend period from December 31, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series C Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000.00 per share of Series C Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series C Preferred Stock are payable to holders of record of shares of Series C Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred Stock, we must provide written notice to the holders of shares of Series C Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends and Payments Upon Liquidation

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred Stock will rank:

•	senior to our common stock and all other new issuances of equity securities designated as ranking junior to the Series C Preferred Stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock, or parity stock, including shares of our Series A Preferred Stock and Series B Preferred Stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

So long as any shares of Series C Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series C Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 31, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefore, on the Series C Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series C Preferred Stock), with respect to the Series C Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series C Preferred Stock.

Redemption

The Series C Preferred Stock may be redeemed with approval of the Federal Reserve Board, in whole or in part, subject to notice as described below. In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

If we seek to redeem fewer than all of the outstanding shares of Series C Preferred Stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series C Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series C Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred Stock designated for redemption will not affect the redemption of any other Series C Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series C Preferred Stock we will redeem (and, if less than all shares of Series C Preferred Stock held by the applicable holder, the number of shares we will redeem from the holder).

Shares of Series C Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000.00 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series C Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series C Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred Stock and other shares of parity stock including our Series A Preferred Stock and Series B Preferred Stock, will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred Stock has been paid in full to all holders of Series C Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series C Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series C Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series C Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series C Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series C Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series C Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series C Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66  2/3% of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series C Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series C Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series C Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series C Preferred Stock, each holder of Series C Preferred Stock will have one vote for each $1,000.00 of liquidation preference to which such holder’s shares of Series C Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect the redemption.

Certain Provisions of the Articles of Incorporation, Bylaws and Virginia Law

General

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Classified Board of Directors

Our articles and bylaws divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

Increasing the Number of Directors

Under Virginia law, the articles of incorporation or bylaws may establish a variable range for the size of the board of directors by fixing a minimum and maximum number of directors. If a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the board of directors. Pursuant to our articles of incorporation, our board of directors shall consist of not less than eight nor more than 24 persons.

Action of Shareholders by Written Consent

Under Virginia law, the articles of incorporation may provide that any action required to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting, and without prior notice, if consents in writing setting forth the action so adopted or taken are signed, by the holders of outstanding shares having not less than the minimum number of votes that would be required to adopt or take the action at a meeting. Our articles of incorporation do not provide for such action and our bylaws specifically provide that any action which may be taken at a meeting of the shareholders may only be taken without a meeting if one or more consents, in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Therefore, any action of the shareholders by written consent requires the action of all shareholders entitled to vote.

Inability of Shareholders to Call Special Meetings

Pursuant to our bylaws, special meetings of shareholders may be called only by our president, the chairman of our board of directors or the board of directors. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the president, the chairman or a majority of the board of directors to call a special meeting.

Advance Notification Requirements

Our bylaws also require a shareholder who desires to nominate a candidate for election to the board of directors at an annual shareholders meeting to provide us advance notice of at least 45 days before the date the proxy statement for the last annual meeting was first mailed.

Affiliated Transactions

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder unless approved by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements apply to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Hampton Roads Bankshares has not adopted such an amendment.

Control Share Acquisitions

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. However, the bylaws of the Company contain a provision that makes these provisions inapplicable to acquisitions of our common stock.

TARP Warrant

The following is a brief description of the warrant that was issued to the U.S. Department of Treasury through its TARP Capital Purchase Program investment (“TARP Warrant”). This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the TARP Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the TARP Warrant

The TARP Warrant is initially exercisable for 1,325,858 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $80.347 million, which is equal to 100% of the aggregate liquidation preference of the Series C Preferred Stock, the number of shares of common stock underlying the TARP Warrant then held by the selling security holders will be reduced by 50% to 662,929 shares. The number of shares subject to the TARP Warrant are subject to the further adjustments described below under the heading “—Adjustments to the TARP Warrant.”

Exercise of the TARP Warrant

The initial exercise price applicable to the TARP Warrant is $9.09 per share of common stock for which the TARP Warrant may be exercised. The TARP Warrant may be exercised at any time on or before December 31, 2018 by surrender of the TARP Warrant and a completed notice of exercise attached as an annex to the TARP Warrant and the payment of the exercise price for the shares of common stock for which the TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the TARP Warrant equal to the value of the aggregate exercise price of the TARP Warrant determined by reference to the market price of our common stock on the trading day on which the TARP Warrant is exercised or, if agreed to by us and the TARP Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the TARP Warrant is subject to the further adjustments described below under the heading “—Adjustments to the TARP Warrant.”

Upon exercise of the TARP Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the TARP Warrant holder. We will not issue fractional shares upon any exercise of the TARP Warrant. Instead, the TARP Warrant holder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the TARP Warrant (less the pro-rated exercise price of the TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the TARP Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the TARP Warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the TARP Warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The TARP Warrant holder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the TARP Warrant has been exercised.

Transferability

The initial selling security holder may not transfer a portion of the TARP Warrant with respect to more than 1,325,858 shares of common stock until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $80.347 million and December 31, 2009. The TARP Warrant, and all rights under the TARP Warrant, are otherwise transferable.

Adjustments to the TARP Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 31, 2011 and the date the initial selling security holder no longer holds the TARP Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the TARP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 31, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the TARP Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the TARP Warrant holder’s right to receive shares of our common stock upon exercise of the TARP Warrant shall be converted into the right to exercise the TARP Warrant for the consideration that would have been payable to the TARP Warrant holder with respect to the shares of common stock for which the TARP Warrant may be exercised, as if the TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

We may issue warrants, common stock, preferred stock, stock purchase contracts, units or any combination of these securities under this prospectus. The particular terms of any security will be described in the accompanying prospectus supplement and any other offering material. The accompanying prospectus supplement may add, update, or change the terms and conditions of any securities being registered herein.

Common Stock

When we offer to sell shares of our common stock, we will describe the specific terms of the offering in a supplement to this prospectus. A description of the material terms of our common stock is contained under “Description of Outstanding Securities – Common Stock.”

Preferred Stock

This section of the prospectus addresses the new preferred stock we will offer to sell under this prospectus. We will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock.

Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company. Each additional series of preferred stock will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our articles of incorporation, as amended, which is incorporated by reference as an exhibit to this registration statement.

General Provisions Relating to Preferred Stock

Our board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of our common stock and, under certain circumstances, discourage an attempt by others to gain control of us.

The creation and issuance of any series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, our future capital needs, then existing market conditions and other factors that might warrant the issuance of preferred stock.

The new preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock to be offered will be named in the prospectus supplement relating to such series.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.

Rank

Unless otherwise specified in the certificate of designations or prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.

Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting rights

The holders of shares of new preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designations establishing such series; or

•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended (the “BHC Act”). A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Warrants

We may issue warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies that investors may use to pay for the warrants;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form – i.e., book-entry – will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form – i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem your warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

Stock Purchase Contracts

We may issue stock purchase contracts. Stock purchase contracts represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. We may issue stock purchase contracts in distinct series.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a document when it is filed.

We may issue stock purchase contracts separately or as part of units, which we describe below. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts.

These other securities may consist of preferred stock or common stock, trust preferred securities or debt obligations of third parties, including U.S. treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;
•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;
•	whether the stock purchase contracts will be issued in fully registered or global form; and
•	any other terms of the stock purchase contracts.

Units

We may issue units comprised of any combination of our preferred stock, common stock, warrants and stock purchase contracts. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Securities We May Offer – Common Stock,” “Description of Securities We May Offer – Preferred Stock,” “Description of Securities We May Offer – Warrants” and “Description of Securities We May Offer – Stock Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may offer the securities in this prospectus from time to time as follows:

•	to or through underwriters or dealers;
•	directly to other purchasers;
•	through designated agents; or
•	through a combination of any of these methods.

We may also engage in “at the market” offerings, as defined in Rule 415 of the Securities Act, including sales made directly on the NASDAQ Global Select Market, the principal existing trading market for the Company’s common stock, and sales made to or through a market maker or through an electronic communications network.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.

The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be traded on the NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

Williams Mullen, counsel to the Company, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and subsidiaries for the two years in the period ended December 31, 2008, incorporated by reference in this registration statement and prospectus, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Yount, Hyde & Barbour, P.C., independent registered public accountants, and upon the authority of Yount, Hyde & Barbour, P.C. as experts in accounting and auditing.

The consolidated statements of income, changes in shareholders’ equity, and cash flows of the Company and subsidiaries for the year ended December 31, 2006, incorporated by reference in this registration statement and prospectus, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006. The Company has agreed to indemnify and hold KPMG harmless against any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement and prospectus.

$100,000,000

HAMPTON ROADS BANKSHARES, INC.

Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units

PROSPECTUS

, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a summary of the expenses to be incurred by the Company in connection with the distribution of the securities registered under this registration statement.

Securities and Exchange Commission Registration Fee		$5,580
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Expenses		*
Miscellaneous Expenses		*
Total	$	*

___________________

* These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Virginia Stock Corporation Act and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

The bylaws of the Company contain provisions indemnifying the directors and officers of the Company to the full extent permitted by Virginia law. In addition, the articles of incorporation of the Company eliminate the personal liability of directors and officers to the Company or its shareholders for monetary damages to the full extent permitted by Virginia law.

The foregoing is only a general summary of certain aspects of Virginia law and the Company’s articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Article 10 of Chapter 9 of Title 13.1 of the Virginia Stock Corporation Act and the articles of incorporation and bylaws of the Company.

The Company has also purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify the Company and its officers and directors for damages they become legally obligated to pay as a result of any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty committed by directors or officers while acting in their capacity as such.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to Preferred Stock.*

1.2	Form of Underwriting Agreement relating to Common Stock.*

1.3	Form of Underwriting Agreement relating to Warrants.*

1.4	Form of Underwriting Agreement relating to Stock Purchase Contracts.*

1.5	Form of Underwriting Agreement relating to Units.*

3.1	Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2009 and incorporated herein by reference.

3.2	Bylaws of the Company, as amended, attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 24, 2009, incorporated herein by reference.

4.1

Specimen of Common Stock Certificate, filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 13, 2006 and incorporated herein by reference.

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Warrant Certificate.*

4.4	Form of Warrant Agreement.*

4.5	Form of Stock Purchase Contract.*

4.6	Form of Unit Agreement.*

4.7

Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series C, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 5, 2009 and incorporated herein by reference.

4.8	Warrant to Purchase Shares of Common Stock, dated December 31, 2008, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 5, 2009 and incorporated herein by reference

4.9

Letter Agreement, dated as of December 31, 2008, by and between the Company and the United States Department of the Treasury, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2009 and incorporated herein by reference.

5.1	Opinion of Williams Mullen

12.1	Statement Regarding Computation of Ratios*

23.1	Consent of KPMG LLP

23.2	Consent of Yount, Hyde & Barbour, P.C.

23.3	Consent of Williams Mullen (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

_________________

*To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on this 20th day of October 2009.

HAMPTON ROADS BANKSHARES, INC.

By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints each of Neal A. Petrovich and Douglas J. Glenn as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John A.B. Davies, Jr	President, Chief Executive Officer and	October 20, 2009
John A.B. Davies, Jr.	Director (Principal Executive Officer)
/s/ Neal A. Petrovich	Executive Vice President, Chief	October 20, 2009
Neal A. Petrovich	Financial Officer (Principal Financial Officer)
/s/ Lorelle L. Fritsch	Senior Vice President, Chief Accounting	October 20, 2009
Lorelle L. Fritsch	Officer (Principal Accounting Officer)
/s/ Emil A. Viola	Chairman of the	October 20, 2009
Emil A. Viola	Board of Directors
/s/ Douglas J. Glenn	Executive Vice President, Chief	October 20, 2009
Douglas J. Glenn

Signature	Title	Date
/s/ David R. Twiddy	Executive Vice President	October 20, 2009
David R. Twiddy
/s/ Tiffany K. Glenn	Secretary, Executive Vice President and	October 20, 2009
Tiffany K. Glenn	Investor Relations Officer
/s/ Herman A. Hall	Vice Chairman	October 20, 2009
Herman A. Hall
/s/ William Brumsey, III	Director	October 20, 2009
William Brumsey, III
/s/ Henry P. Curtis, Jr.	Director	October 20, 2009
Henry P. Custis, Jr.
/s/ William A. Paulette	Director	October 20, 2009
William A. Paulette
/s/ Patrick E. Corbin	Director	October 20, 2009
Patrick E. Corbin
/s/ Richard F. Hall, III	Director	October 20, 2009
Richard F. Hall, III
/s/ Robert R. Kinser	Director	October 20, 2009
Robert R. Kinser
/s/ Bobby L. Ralph	Director	October 20, 2009
Bobby L. Ralph
/s/ Billy G. Roughton	Director	October 20, 2009
Billy G. Roughton

Signature	Title	Date
	Director	October 20, 2009
Jordan E. Slone
/s/ Roland Carroll Smith, Sr.	Director	October 20, 2009
Roland Carroll Smith, Sr.
/s/ Ollin B. Sykes	Director	October 20, 2009
Ollin B. Sykes
/s/ Frank T. Williams	Director	October 20, 2009
Frank T. Williams

/s/ W. Lewis Witt	Director	October 20, 2009
W. Lewis Witt
/s/ Jerry T. Womack	Director	October 20, 2009
Jerry T. Womack

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement relating to Preferred Stock.*

1.2	Form of Underwriting Agreement relating to Common Stock.*

1.3	Form of Underwriting Agreement relating to Warrants.*

1.4	Form of Underwriting Agreement relating to Stock Purchase Contracts.*

1.5	Form of Underwriting Agreement relating to Units.*

3.1	Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2009 and incorporated herein by reference.

3.2	Bylaws of the Company, as amended, attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 24, 2009, incorporated herein by reference.

4.1

Specimen of Common Stock Certificate, filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 13, 2006 and incorporated herein by reference.

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Warrant Certificate.*

4.4	Form of Warrant Agreement.*

4.5	Form of Stock Purchase Contract.*

4.6	Form of Unit Agreement.*

4.7

Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series C, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 5, 2009 and incorporated herein by reference.

4.8	Warrant to Purchase Shares of Common Stock, dated December 31, 2008, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 5, 2009 and incorporated herein by reference

4.9

Letter Agreement, dated as of December 31, 2008, by and between the Company and the United States Department of the Treasury, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2009 and incorporated herein by reference.

5.1	Opinion of Williams Mullen

12.1	Statement Regarding Computation of Ratios*

23.1	Consent of KPMG LLP

23.2	Consent of Yount, Hyde & Barbour, P.C.

23.3	Consent of Williams Mullen (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)
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* To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.